UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 19, 2001

                      HIGHLAND HOLDINGS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                      333-50982                  98-0179679
         --------                      ---------                  ----------
(State or other jurisdiction of   (Commission File No.)       (I.R.S. Employer
incorporation or organization)                               Identification No.)


         5075 Warner Avenue, Suite B, Huntington Beach, California 92649
         ---------------------------------------------------------------
                    (Address of principal executive offices)




       Registrant's telephone number, including area code: (714) 377-2118



                                    N/A
              ----------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
        ----------------------------------------------

     On March 12, 20001 the Company accepted the resignation of its independent accountant, Thomas P. Monahan in favor of the engagement of the firm of Kabani & Company, Inc. The reports of Thomas P. Monahan for the fiscal years ended December 31, 1998 and December 31, 1999 contained no adverse opinion, disclaimers of opinion nor were they modified as to uncertainty, audit scope or accounting principles. At no time during the engagement of Thomas P. Monahan as independent accountant for the Company were there any disagreements, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure. The Company provided Thomas
P. Monahan with a copy of this Form 8-K prior to filing with the Securities and Exchange Commission and has requested a response thereto by Thomas P. Monahan. The letter of Thomas P. Monahan to the Securities and Exchange Commission concerning his resignation as the Company's principal accountant will be filed by means of an amendment to this Form 8-K.

     On March 12, 2001, the Company engaged the firm of Kabani & Company, of Fountain Valley, California, as independent accountants for the Company. Prior to March 12, 2001, neither the Company, nor anyone on its behalf, had consulted with Kabani & Company concerning the accounting principles of any specific completed or contemplated transaction, any type of audit opinion on the Company's financial statements or any other material factor which might be considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.


Item 7. FINANCIAL STATEMENTS OR EXHIBITS.
        ---------------------------------

     a.   Financial Statements.

          None.

     b.   Exhibits.

          None.

SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: March 17, 2001

                                    HIGHLAND HOLDINGS INTERNATIONAL, INC.


                                    /s/ John Demoleas
                                    -----------------
                                    John Demoleas, President